UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2025

Marblegate Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-56734	92-2142791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenwich Office Park, Suite 400

Greenwich, Connecticut

(Address of principal executive offices)

06831

(Zip Code)

(203) 210-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)*	Name of each exchange on which registered
N/A N/A	MGTE MGTEW	N/A N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*The registrant’s shares of common stock, par value $0.0001 per share, and warrants each trade over-the-counter on OTCQX® Best Market tier operated on the OTC Markets under the trading symbols “MGTE” and “MGTEW”, respectively.

Item 4.01. Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

On July 18, 2025, the Audit Committee of the Board of Directors of Marblegate Capital Corporation (the “Company”) approved the dismissal of Marcum LLP (the “Former Auditor”) as the Company’s independent registered public accounting firm, effective as of July 17, 2025. On November 1, 2024, CBIZ CPAs P.C. (“CBIZ CPAs”) acquired the attest business of Marcum LLP (“Marcum”). Substantially all of the partners and staff that provided attestation services with Marcum joined CBIZ CPAs.

The audit reports of the Former Auditor on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for a paragraph relating to substantial doubt about the Company's ability to continue as a going concern (prior to consummation of the Company's business combination on April 7, 2025).

In connection with the audits of the Company’s financial statements for each of the two most recently completed fiscal years and in the subsequent interim period through July 17, 2025, there have been no (i) “disagreements” (as that term is described in Item 304(a)(1)(iv) of Regulation S-K of the Securities and Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereof) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of such disagreement(s) in connection with its reports, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereof), except that, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company identified a material weakness in the design of its internal controls over the financial statement closing process for the year ended December 31, 2023, related to the Company’s accounting for DePalma Acquisition I LLC and DePalma Acquisition II LLC due to the lack of appropriate resources to comply with GAAP and SEC reporting requirements. As previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company remedied the identified material weakness during the year ended December 31, 2024.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided the Former Auditor with a copy of this Current Report on Form 8-K and requested that the Former Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made above. A copy of the Former Auditor’s letter, dated July 17, 2025, is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Appointment of New Independent Registered Public Accounting Firm

Effective as of July 18, 2025, the Audit Committee of the Board of Directors of the Company approved the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, subject to Deloitte’s completion of its standard client acceptance procedures.

During the two fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through July 17, 2025, neither the Company nor anyone acting on its behalf has consulted with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereof; or (iii) a reportable event as described in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from Marcum, dated July 17, 2025 to the Securities and Exchange Commission
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2025	Marblegate Capital Corporation

	By:	/s/ Andrew Milgram
	Name:	Andrew Milgram
	Title:	Chief Executive Officer